Exhibit 10.1
                              NON-EMPLOYEE DIRECTOR
                        RESTRICTED STOCK AWARD AGREEMENT


         THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT ("Agreement") is made effective as of _____________________, 200__, by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the "Corporation"), and ______________________________ ("Director").

         WHEREAS, Director has been awarded _______ fully paid and non-assessable shares of the Common Stock of the Corporation, par value $1.00 per share ("Restricted Shares"), pursuant to the terms and conditions of the Corporation's 2002 Long-Term Incentive Plan ("Plan") and this Agreement; and

         WHEREAS, the Restricted Shares will be held in an account at Mellon Investor Services, LLC ("Mellon") for Director until the shares become transferable and non-forfeitable in accordance with the terms and conditions of the Plan and this Agreement.

         NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Director hereby agrees to the following terms and conditions:

1.       Transfer of Shares; Custody of Restricted Shares
         ------------------------------------------------

         The Corporation hereby transfers the Restricted Shares to Director subject to the terms and conditions set forth in the Plan and in this Agreement. Effective upon the date of such transfer, Director will be the holder of record of the Restricted Shares and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting at which the holders of the Corporation's Common Stock may vote, the right to receive all dividends declared and paid upon such shares and the right to exercise any rights or warrants issued in respect of any such shares), subject only to the terms and conditions set forth in the Plan and in this Agreement. The Restricted Shares will be held in an account for Director at Mellon, who will hold the shares in accordance with the terms and conditions set forth in the Plan and in this Agreement.

2.       Restriction Against Transfer
         ----------------------------

         Neither the Restricted Shares nor any interest in the Restricted Shares may be sold, assigned, transferred, pledged or hypothecated or otherwise be disposed of or encumbered except at the time(s) and under the circumstances specifically permitted or required by this Agreement including, but not limited to, any pledge of the Restricted Shares. In the event of any attempt to effect any action in contravention of the next preceding sentence, then, any provision of this Agreement to the contrary notwithstanding, such Restricted Shares shall thereupon be forfeited to the Corporation.

3.       Forfeiture Condition
         --------------------

         Any Restricted Shares which do not vest pursuant to the provisions of
         Section 4 below will be forfeited to the Corporation unless the Corporation's Compensation Committee in its sole discretion determines otherwise, as more fully provided in Section 4 below.

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4.       Vesting of Restricted Shares
         ----------------------------

         (a) Vesting Conditions. If Director continues to serve on the Board of Directors of the Corporation through the date(s) indicated in Column I below, the Restricted Shares will become non-forfeitable (i.e., "vest") to the extent indicated in Column II below:

               (I)                                       (II)
           If service                             the % of the Restricted
         continues through        then            Shares which vests is
         -----------------                        -----------------------

         ____________, 200__                                   100%

         Such vesting will occur (to the extent indicated in Column (II) above) at the close of business on the applicable date(s) indicated in Column
         (I) above. Any Restricted Shares which are not vested on the date of Director's termination of service from the Board of Directors will be forfeited to the Corporation, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

         (b) Effect of Death (Other Than by Suicide) or Disability. If Director's service with the Board of Directors of the Corporation terminates by reason of Director's death (other than by suicide) or Disability, then any Restricted Shares which are not vested at the time of such termination will become vested automatically.

         (c) Effect of Attaining Age 72. If Director's service with the Board of Directors terminates due to Director's attainment of age 72 pursuant to the provisions of the Corporation's by-laws, then any Restricted Shares which are not vested at the time of such termination of service will become vested automatically.

         (d) No Forfeiture of Vested Shares. Any Restricted Share which vests pursuant to the preceding provisions of this Section 4 will not thereafter be forfeited. As soon as practicable after any Restricted Shares vest pursuant to the preceding provisions of this Section 4, Mellon will transfer or deliver such shares to Director free of any restrictions imposed pursuant to the terms and conditions set forth in this Agreement, but not necessarily free of restrictions imposed by applicable securities laws.

5.       Effect of Forfeiture
         --------------------

         Any Restricted Shares which are forfeited to the Corporation pursuant to any provision of this Agreement will be surrendered and such shares will thereupon be canceled. All of Director's rights and interests in and to such shares (including the purchase price, if any, paid for such shares) will terminate upon such forfeiture without any payment of consideration by the Corporation, unless otherwise determined by the Committee.

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6.       General Provisions
         ------------------

         (a) Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Corporation, on Director and on anyone claiming under or through the Corporation or Director. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the Restricted Shares to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of Restricted Shares, Director irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

         (b) Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Director's rights under this Agreement will be exercisable during Director's lifetime only by Director or by Director's guardian or legal representative.

         (c) Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Director, Director's heirs, devisees and legal representatives. In addition, the terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of Mellon and its successors and assigns.

         (d) No Liability for Good Faith Business Acts or Omissions. Director recognizes and agrees that the Compensation Committee, the Board, or the officers, agents or employees of the Corporation and its Subsidiaries, in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries, may in good faith cause the Corporation or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the Restricted Shares from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Corporation, a Subsidiary, the Compensation Committee, Board or any officer, agent or employee of the Corporation or a Subsidiary, for any forfeiture of Restricted Shares that may result, directly or indirectly, from any such action or omission.

         (e) Recapitalization. In the event that Director receives, with respect to Restricted Shares, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Director will likewise be held by Mellon and be subject to the terms and conditions set forth in this Agreement and will be included in the term "Restricted Shares."

         (f) Appointment of Agent. By accepting the transfer of Restricted Shares, Director irrevocably nominates, constitutes, and appoints Mellon as Director's agent for purposes of surrendering or

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         transferring the Restricted Shares to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Director's death. In addition, it is intended as a durable power and will survive Director's disability.

         (g) Legal Representative. In the event of Director's death or a judicial determination of Director's incompetence, reference in this Agreement to Director shall be deemed, where appropriate, to Director's heirs or devises.

         (h) Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

         (i) Plan Governs. The Restricted Shares are being transferred to Director pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.

         (j) Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.

         (k) Amendment; Modification; Waiver. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Director and by an officer of the Corporation duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

         (l) Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.

         The Corporation has issued the Restricted Shares in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Director hereby agrees to the foregoing terms and conditions of the Restricted Shares.

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         IN WITNESS WHEREOF, Director has set Director's hand and seal, effective as of the date and year set forth above.



                                                                        (L.S.)
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